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                                                                     EXHIBIT 1.1

                      [FRONT OF COMMON STOCK CERTIFICATE]


  Common Stock              [Corvis logo]            Common Stock
    Number                                              Shares
   CC


Incorporated under the         corvis             See reverse side for
laws of the State of                              certain definitions
Delaware                                          and restrictions

                                                  CUSIP 221009 10 3

This certifies that



is the owner of

Fully paid and non-assessable shares of common stock, par value $.01 per share, of Corvis Corporation (the "Corporation"), transferable on the books of the Corporation by the record holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and Registrar.

In witness whereof the Corporation has caused this Certificate to be signed by the facsimile signature of its duly authorized officers.

Dated:

/s/ Kim D. Larsen       [Corvis Corporation]           /s/ David R. Huber
Secretary                 [Corporate Seal]             Chairman of the
                               [1997]                  Board, President and
                             [Delaware]                Chief Executive
                                                       Officer

Countersigned and Registered:
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Continental Stock Transfer & Trust
Transfer Agent and Registrar

By:

Authorized Signature
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                      [BACK OF COMMON STOCK CERTIFICATE]

                              Corvis Corporation

The corporation will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

The following abbreviations, when used in this inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

                                   UNIF GIFT
TEN COM- as tenants                TO MIN ACT -______ CUSTODIAN______
         in common                             (Custo)        (Minor)
TEN ENT- as tenants          under Uniform Gifts to Minors Act_______
         by the                                               (State)
         entiritees
JT TEN - as joint tenants with
         right of survivorship
         and not as tenants
         in common

For value received,________ hereby sell, assign and transfer unto

Please insert social security or other
identifying number of assignee

____________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________
shares of common stock represented by the within certificate and do hereby irrevocably constitute and appoint __________________________________ attorney to transfer the said stock on the books of the within named corporation with full
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power of substitution in the premises.

Dated ___________________

                                   __________________________________
                         Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

                                   __________________________________
             Signature Guarantee:  The signature(s) must be guaranteed by an eligible guarantor institution pursuant to
                                   SEC Rule 17Ad-15.